Registration No. 333-105334

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OCEAN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0857223

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

2705 Canton Street, Dallas, Texas	75226

(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (469) 227-7806

OCEAN RESOURCES, INC.
FIRST AMENDED
2003 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN

(Full title of the plan)

Dennis McLaughlin
2705 Canton Street
Dallas, Texas 75226

(Name, address and telephone number of agent for service)

Copies to:

Roger A. Crabb, Esq.
Scheef & Stone, LLP
5956 Sherry Lane, Suite 1400
Dallas, Texas 75225

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered (1)	per share (2)	offering price	registration fee
Common Stock, $0.0001 par value per share	8,000,000	$0.21	$1,680,000	$212.86

(1) This Amendment No. 1 to Registration Statement on Form S-8 covers an additional 8,000,000 shares of common stock of Ocean Resources, Inc. which may be issued pursuant to the First Amended 2003 Employee/Consultant Stock Compensation Plan (the “Plan”).

(2) Offering prices per share of the additional 8,000,000 shares authorized under the Plan are calculated pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the bid and asked prices of Ocean Resources, Inc common stock on March 31, 2004 as reported on the Over-the-Counter (OTC) Bulletin Board.

Explanatory Note

By this Post-Effective Amendment No. 1 to the Company’s Form S-8 initially filed on May 16, 2003 (file no. 333-105334), the Company registers an additional 8,000,000 shares of Common Stock reserved for issuance under the First Amended 2003 Employee/Consultant Stock Compensation Plan. The initial Form S-8 filed on May 16, 2003 (file no. 333-105334) is incorporated herein by reference.

PART II
ITEM 8. EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
Opinion and Consent of Scheef & Stone, LLP
Consent of Kempisty and Associates
1st Amended Employee/Consultant Stock Plan

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

The following is a list of all exhibits filed as part of this Post-Effective Amendment No. 1 to the Company’s Form S-8.

Exhibit Number	Description of Exhibit
5.1	Opinion of Scheef & Stone, LLP

23.1	Consent of Scheef & Stone, LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Kempisty and Associates (Independent Auditor)

99	Ocean Resources, Inc. First Amended Employee/Consultant Stock Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 31st day of March, 2004.

OCEAN RESOURCES, INC.

By:	/s/ Dennis McLaughlin
Dennis McLaughlin, President and
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dennis McLaughlin Dennis McLaughlin	Chief Executive Officer, President and Director	March 31, 2004

/s/ Steven Sanit Steven Sanit	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2004

/s/ Graham Jessop Graham Jessop	Director	March 29, 2004

/s/ Andrew Way Andrew Way	Director	March 31, 2004

/s/ Alvin T. Hunter Alvin T. Hunter	Director	March 31, 2004

/s/ Nick Sinclair-Brown Nick Sinclair-Brown	Director	March 31, 2004

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
5.1	Opinion of Scheef & Stone, LLP

23.1	Consent of Scheef & Stone, LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Kempisty and Associates (Independent Auditor)

99	Ocean Resources, Inc. First Amended Employee/Consultant Stock Compensation Plan